Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ____

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 East Delaware Avenue, 8th Floor Wilmington, Delaware (Address of principal executive offices)	19809 (Zip Code)

James Vellanti

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone (212) 361-2506

(Name, address and telephone number of agent for service)

ISTAR FINANCIAL INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	95-6881527 (I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 27th Floor New York, New York (Address of Principal Executive Offices)	10036 (Zip Code)

5.70% Series B Senior Notes due 2014

(Title of the Indenture Securities)

FORM T-1

Item 1.  GENERAL INFORMATION. Furnish the following information as to the Trustee.

                                                a)             Name and address of each examining or supervising authority to which it is subject.

                                                                                                Comptroller of the Currency

                                                                                                Washington, D.C.

                                                b)            Whether it is authorized to exercise corporate trust powers.

                                                                                                Yes

Item 2.  AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

                None

Items 3-15

The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.  LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

                                                1.                                       A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

                                                2.                                       A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

                                                3.                                       A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

                                                4.                                       A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

                                                5.                                       Not applicable.

                                                6.                                       The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

                                                7.                                       Report of Condition of the Trustee as of December 31, 2003 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

                                                8.                                       Not applicable.

                                                9.                                       Not applicable.

SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 20th day of May, 2004.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Angelita Pena
Name:	Angelita Pena
Title:	Assistant Vice President

Exhibit 6

CONSENT

                In accordance with Section 321 (b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor

                Dated: May 20, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Angelita L. Pena
Angelita L. Pena
Assistant Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$380,701
Fixed Assets	652
Intangible Assets	116,064
Other Assets	28,259

Total Assets	$525,676

Liabilities
Other Liabilities	$16,117

Total Liabilities	$16,117

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	2,627

Total Equity Capital	$509,559

Total Liabilities and Equity Capital	$525,676

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association

By:	Angelita L. Pena Assistant Vice President

Date: May 20, 2004